Exhibit 99.1

Media Contact:	Investor Contact:
Jennifer Butler	Eric Monroe
VP, Media Relations	Director, Investor Relations
213.745.0420	213.745.0449

HERBALIFE REPORTS FOURTH QUARTER REPORTED NET SALES

GROWTH OF 4.6% AND REITERATES GROWTH PROJECTIONS FOR 2018

•	Fourth quarter 2017 reported net sales of $1.1 billion increased 5% and 3% on an as reported and constant currency basis, respectively, compared to fourth quarter 2016.

•	Fourth quarter 2017 reported EPS of ($0.87) per diluted share compared to $1.16 per diluted share for the comparable prior year quarter, which includes a provisional one-time non-cash charge of $153 million, or ($2.01) per adjusted[1] diluted share, as a result of the Tax Cuts and Jobs Act (the “Tax Act”) that was signed into law on December 22, 2017.

•	Adjusted[2] earnings per adjusted[1] diluted share of $1.29 increased 29% compared to $1.00 per diluted share for the comparable prior year quarter.

•	Reiterates FY 2018 volume point guidance range of 2% to 6% growth as well as reported and adjusted[2] diluted EPS guidance of $3.82 to $4.22 and $4.60 to $5.00.

•	Announces new executive organization structure.

[1]	See Schedule A - “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted diluted share count to reported diluted share count and a discussion of why the share count has been adjusted for purposes of calculating adjusted diluted EPS for the fourth quarter of 2017.
[2]	Adjusted diluted EPS is a non-GAAP measure and, for the purpose of guidance, excludes the impact of: non-cash interest costs associated with the Company’s convertible notes, expenses related to regulatory inquiries, China grant income, and contingent value rights revaluation. Adjusted diluted EPS, for the purpose of reported results, also excludes expenses relating to challenges to the Company’s business model, expenses relating to FTC settlement implementation, arbitration award related to the re-audit, and the impact of the Tax Act as applicable and detailed in Schedule A. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful.

LOS ANGELES, February 22, 2018 – Herbalife Ltd. (NYSE: HLF) reports results for the fourth quarter and full year ended December 31, 2017.

“After a year of transition, we returned to net sales growth in the fourth quarter as expected, and we anticipate stronger net sales growth for the full year in 2018,” said Rich Goudis, CEO of Herbalife. “This growth is due to the determination and hard work of our talented independent distributors and employees around the globe who are continuously looking for ways to fulfill our purpose to make the world healthier and happier.”

The Company reported fourth quarter 2017 volume points of 1.3 billion, which represents a decline of 1.8%, compared to the prior year period, in line with the pre-announcement issued on January 8, 2018. Reported fourth quarter 2017 net sales of $1.1 billion increased 4.6%, while constant currency net sales increased 3.4%, both compared to the same period in 2016.

On a reported basis, fourth quarter 2017 net loss was $63.4 million, or ($0.87) per diluted share, which includes a provisional charge of $153.3 million, or ($2.01) per adjusted1 diluted share, related to the Tax Act, compared to fourth quarter 2016 net income of $99.4 million, or $1.16 per diluted share. The provisional charge related to the Tax Act is subject to continued evaluation and adjustment in future periods as additional information becomes available and further analysis is completed.

Adjusted2 earnings for the fourth quarter 2017 were $1.29 per adjusted1 diluted share compared to $1.00 per diluted share for the fourth quarter of 2016.

Full year 2017 worldwide volume points of 5.4 billion declined 3.6% compared to full year 2016. Reported full year 2017 net sales of $4.4 billion decreased 1.4%, while constant currency net sales decreased 1.1%, both compared to full year 2016.

On a reported basis, full year 2017 net income was $213.9 million, or $2.58 per diluted share, compared to net income of $260.0 million, or $3.02 per diluted share for 2016.

Adjusted2 earnings for 2017 were $4.86 per diluted share compared to $4.85 per diluted share for 2016. Due to the negative impact of currency, full year 2017 reported diluted EPS and adjusted2 diluted EPS were each negatively impacted by $0.23.

Since the approval by the Company’s Board of Directors in February 2017 of the share repurchase program, a total of approximately 11.7 million shares were repurchased, including approximately 400,000 shares repurchased from November 2, 2017 through February 21, 2018.

For the full year 2018, the Company is reiterating its volume point guidance range of 2% to 6% growth as well as its 2018 reported and adjusted2 diluted EPS guidance of $3.82 to $4.22 and $4.60 to $5.00.

Furthermore, Herbalife announces, consistent with the Company’s succession strategy, a new executive organization structure effective May 1, 2018.

The Company’s president, Des Walsh, will transition to the new role of executive vice-chairman where his 14 years of experience at the Company will primarily be used in growing the business and developing and maintaining strong relationships with the Company’s distributor leaders around the world.

Concurrently with Mr. Walsh’s transition to his new role, two Company veterans will each be promoted to serve as co-president of the Company, each with separate but complementary responsibilities for leading the Company forward.

John DeSimone, currently chief financial officer, will assume the role of co-president and chief strategic officer where he will manage the Company’s regional leadership, who have responsibility for growing the Company’s nutrition business and driving performance in more than 90 countries around the globe. These will be new duties for Mr. DeSimone who will continue to manage the Company’s financial planning and investor relations operations.

Chief health and nutrition officer, Dr. John Agwunobi, will continue in his role leading the Company’s nutrition and fitness training and medical and consumer affairs. As co-president and chief health and nutrition officer, Dr. Agwunobi will expand his responsibilities to concentrate on enhancing the distributor and customer experience. This new position will work intimately with our distributors and customers, ensuring that the Company is continuously innovating in the areas of corporate sales, technology, marketing and product development.

As part of this new organization structure, current senior vice president and principal accounting officer, Bosco Chiu, having served close to 25 years at the Company, will be promoted to executive vice president and chief financial officer. In addition, current acting general counsel Richard Werber will assume the new role of chief legal officer while current senior vice president, deputy general counsel and chief compliance officer Henry Wang will be promoted to executive vice president and general counsel.

Fourth Quarter and Fiscal 2017 Key Metrics3

Regional Volume Point Metrics

	Volume Points (Mil)		Volume Points (Mil)
Region	4Q ‘17	Yr/Yr % Chg	FY ‘17	Yr/Yr % Chg
North America	250.8	-7.3%	1,099.0	-12.0%
Asia Pacific	273.8	0.2%	1,089.2	1.2%
EMEA	271.8	4.5%	1,088.5	3.7%
Mexico	207.7	-8.4%	875.4	-4.8%
South & Central America	153.0	-6.6%	593.9	-10.4%
China	149.7	9.6%	633.4	1.4%

Worldwide Total	1,306.8	-1.8%	5,379.4	-3.6%

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 4Q ‘17 (mil)	Growth/Decline including FX	Growth/Decline excluding FX
North America	$192.2	-4.9%	-5.0%
Asia Pacific	$229.7	1.7%	-0.2%
EMEA	$220.3	12.0%	5.4%
Mexico	$108.0	3.1%	-1.3%
South & Central America	$125.2	3.5%	17.0%
China	$217.9	11.9%	8.4%

Worldwide Total	$1,093.3	4.6%	3.4%

Region	Reported Net Sales FY ‘17 (mil)	Growth/Decline including FX	Growth/Decline excluding FX
North America	$840.2	-12.1%	-12.1%
Asia Pacific	$915.9	0.3%	-0.9%
EMEA	$868.7	6.5%	4.2%
Mexico	$442.7	-0.9%	0.5%
South & Central America	$474.3	-2.9%	0.4%
China	$885.9	2.0%	4.0%

Worldwide Total	$4,427.7	-1.4%	-1.1%

[3]	Supplemental tables that include Average Active Sales Leader and additional business metrics can be found at http://www.ir.herbalife.com.

Outlook

Based on current business trends the Company’s first quarter 2018 and full year 2018 guidance are as follows:

	Three Months Ending		Twelve Months Ending
	March 31, 2018		December 31, 2018
	Low	High	Low	High
Volume Point Growth vs 2017	(7.0%)	(3.0%)	2.0%	6.0%
Net Sales Growth vs 2017	(1.0%)	3.0%	5.5%	9.5%
Diluted EPS (a)	$0.70	$0.90	$3.82	$4.22
Adjusted Diluted EPS (a) (b)	$0.90	$1.10	$4.60	$5.00
Cap Ex ($ millions)	$30.0	$40.0	$115.0	$155.0
Effective Tax Rate (a)	30.0%	35.0%	30.0%	35.0%
Adjusted Effective Tax Rate (a) (b)	27.0%	32.0%	27.0%	32.0%

(a)	Excludes any future potential ongoing tax effects from the exercise of equity awards that could impact the Company’s tax rate due to the updated stock compensation accounting standard, any future contingent value rights revaluation, any impact of potential Venezuela currency devaluations, benefits from future potential China grants, as well as any impact of the China Growth and Impact Investment Fund.
(b)	Adjusted diluted EPS and adjusted effective tax rate, for the purposes of guidance, excludes the impact of non-cash interest costs associated with the company’s convertible notes, expenses related to regulatory inquiries, and contingent value rights revaluation, as applicable and detailed in Schedule A. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why the company believe these non-GAAP measures are useful.

With respect to guidance, the Company has included a $200 million impact to its share base from repurchases under its share repurchase program in 2018.

Any incremental repurchases beyond $200 million that may be made in 2018 cannot be accurately predicted and are therefore excluded from the guidance table above.

Guidance is based on the average daily exchange rates during the first three weeks of January.

Adjusted2 diluted EPS guidance for the first quarter 2018 includes a projected currency benefit of approximately $0.10 per diluted share versus the first quarter of 2017.

Full year 2018 adjusted2 diluted EPS guidance includes a projected currency benefit of approximately $0.13 per diluted share, compared to 2017, which is $0.03 favorable compared to the $0.10 tailwind included in the initial full year 2018 guidance the Company provided on November 2, 2017.

Fourth Quarter 2017 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Thursday, February 22, 2018, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296, and (262) 320-2006 for international callers (conference ID 34074913). Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company’s website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 34074913). The webcast of the teleconference will be archived and available on Herbalife’s website.

About Herbalife Ltd.

Herbalife is a global nutrition company that has been changing people’s lives with great products since 1980. Our weight-management, targeted nutrition, energy and sports and fitness and outer nutrition care products are available exclusively to and through dedicated Herbalife Independent Members in more than 90 countries. We are committed to fighting the worldwide problems of poor nutrition and obesity by offering high-quality products, one-on-one coaching with an Herbalife Member and a community that inspires customers to live a healthy, active life.

We support the Herbalife Family Foundation (HFF) and its Casa Herbalife programs to help bring good nutrition to children in need. We also sponsor more than 190 world-class athletes, teams and events around the globe, including Cristiano Ronaldo, the LA Galaxy and champions in many other sports.

The Company has over 8,000 employees worldwide, and its shares are traded on the New York Stock Exchange (NYSE: HLF) with net sales of approximately $4.4 billion in 2017. To learn more, visit Herbalife.com or IAmHerbalife.com.

The Herbalife Investor Relations website at http://ir.herbalife.com contains a significant amount of financial and other information about the Company. The Company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	our relationship with, and our ability to influence the actions of, our Members;

•	improper action by our employees or Members in violation of applicable law;

•	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;

•	legal challenges to our network marketing program;

•	the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;

•	risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

•	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy;

•	our dependence on increased penetration of existing markets;

•	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, or cyber-security incidents;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of our trademarks and other intellectual property rights;

•	product concentration;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;

•	U.S. and foreign laws and regulations applicable to our international operations;

•	uncertainties relating to the United Kingdom’s vote to exit from the European Union;

•	restrictions imposed by covenants in our credit facility;

•	risks related to the convertible notes;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our Members;

•	product liability claims;

•	our incorporation under the laws of the Cayman Islands;

•	whether we will purchase any of our shares in the open markets or otherwise; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
	(Unaudited)
North America	$192.2	$202.2	$840.2	$955.7
Mexico	108.0	104.8	442.7	446.6
South and Central America	125.2	120.8	474.3	488.7
EMEA	220.3	196.6	868.7	815.6
Asia Pacific	229.7	225.9	915.9	913.0
China	217.9	194.7	885.9	868.8

Worldwide Net Sales	1,093.3	1,045.0	4,427.7	4,488.4
Cost of Sales	209.8	196.1	848.6	854.6

Gross Profit	883.5	848.9	3,579.1	3,633.8
Royalty Overrides	310.1	303.7	1,254.2	1,272.6
Selling, General and Administrative Expenses (1)	431.6	421.7	1,758.6	1,966.9
Other Operating Income (2)	(7.3)	(34.7)	(50.8)	(63.8)

Operating Income	149.1	158.2	617.1	458.1
Interest Expense, net	39.8	23.3	146.3	93.4
Other (Income) Expense, net (3)	(0.4)	—	(0.4)	—

Income Before Income Taxes	109.7	134.9	471.2	364.7
Income Taxes (4)	173.1	35.5	257.3	104.7

Net (Loss) Income	$(63.4)	$99.4	$213.9	$260.0

Weighted Average Shares Outstanding:
Basic	72.9	83.2	79.2	83.0
Diluted	72.9	86.0	82.9	86.1

(Loss) Earnings Per Share:
Basic	$(0.87)	$1.19	$2.70	$3.13

Diluted	$(0.87)	$1.16	$2.58	$3.02

(1)	Selling, General and Administrative Expenses includes $203 million related to regulatory settlements for the twelve months ended December 31, 2016.
(2)	Other Operating Income for FY 2017 relates to certain China grant income and for FY16 relates to certain China grant income and KPMG arbitration award
(3)	Other (Income) Expense relates to the revaluation of the Contingent Value Rights
(4)	Includes the impact of excess tax benefit recognized under ASU 2016-09 of $4.7 million and $31.1 million for the three months and twelve months ended December 31, 2017, respectively.

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	Dec 31,	Dec 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$1,278.8	$844.0
Receivables, net	93.3	70.3
Inventories	341.2	371.3
Prepaid expenses and other current assets	147.0	176.9

Total Current Assets	1,860.3	1,462.5

Property, plant and equipment, net	377.5	378.0
Marketing related intangibles and other intangible assets, net	310.1	310.1
Goodwill	96.9	89.9
Other assets	250.3	324.9

Total Assets	$2,895.1	$2,565.4

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$67.8	$66.0
Royalty overrides	277.7	261.2
Current portion of long-term debt	102.4	9.5
Other current liabilities	458.9	454.8

Total Current Liabilities	906.8	791.5

Non-current liabilities
Long-term debt, net of current portion	2,165.7	1,438.4
Other non-current liabilities	157.3	139.2

Total Liabilities	3,229.8	2,369.1

Contingencies

Shareholders’ equity:
Common shares	0.1	0.1
Paid-in capital in excess of par value	407.3	467.6
Accumulated other comprehensive loss	(165.4)	(205.1)
Accumulated deficit	(248.1)	(66.3)
Treasury stock	(328.6)	—

Total Shareholders’ (Deficit) Equity	(334.7)	196.3

Total Liabilities and Shareholders’ (Deficit) Equity	$2,895.1	$2,565.4

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Twelve Months Ended
	12/31/2017	12/31/2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$213.9	$260.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99.8	98.3
Share-based compensation expenses	42.1	40.2
Non-cash interest expense	60.2	55.7
Deferred income taxes	97.8	(36.4)
Inventory write-downs	20.7	15.8
Foreign exchange transaction loss	2.4	3.7
Other	1.9	(11.7)
Changes in operating assets and liabilities:
Receivables	(22.2)	—
Inventories	37.9	(71.6)
Prepaid expenses and other current assets	38.3	0.8
Accounts payable	(5.0)	(1.3)
Royalty overrides	6.0	20.9
Other current liabilities	(17.1)	12.4
Other	14.1	(19.5)

NET CASH PROVIDED BY OPERATING ACTIVITIES	590.8	367.3

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(95.5)	(143.4)
Other	(2.3)	2.1

NET CASH USED IN INVESTING ACTIVITIES	(97.8)	(141.3)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from senior secured credit facility, net of discount	1,274.0	200.0
Principal payments on senior secured credit facility and other debt	(494.5)	(438.8)
Debt issuance costs	(22.6)	—
Share repurchases	(844.2)	(13.2)
Other	2.1	(0.3)

NET CASH USED IN FINANCING ACTIVITIES	(85.2)	(252.3)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	27.0	(19.5)

NET CHANGE IN CASH AND CASH EQUIVALENTS	434.8	(45.8)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	844.0	889.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,278.8	$844.0

CASH PAID DURING THE YEAR
Interest paid	$100.7	$45.4

Income taxes paid	$158.8	$162.9

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included in this release adjusted net income and adjusted diluted EPS, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Company’s definition of adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
	(in millions)

Net (loss) income, as reported	$(63.4)	$99.4	$213.9	$260.0
Expenses incurred responding to attacks on the company’s business model (1) (2)	0.8	1.4	5.0	12.1
Expenses related to regulatory inquiries (1) (2)	3.7	2.4	13.7	16.3
Expenses incurred for the recovery of re-audit expenses (1) (2)	—	0.1	—	3.6
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	12.2	11.5	47.7	45.1
China grant income (1) (2)	(7.3)	(5.1)	(50.8)	(34.2)
FTC Consent Order implementation (1) (2) (4)	1.0	5.4	17.7	10.7
Regulatory settlements (1) (2)	—	—	—	203.0
Arbitration award related to the re-audit (1) (2)	—	(29.7)	—	(29.7)
Contingent value rights revaluation (1) (2)	(0.4)	—	(0.4)	—
Income tax adjustments for above items (1) (2)	(1.2)	0.5	2.6	(69.4)
Provisional Tax Act impact (5)	153.3	—	153.3	—

Net income, as adjusted (6)	$98.6	$85.9	$402.6	$417.4

The following table is a reconciliation of diluted shares outstanding, presented and reported in accordance with GAAP, to diluted shares outstanding, adjusted for the impact of outstanding equity awards. Outstanding equity awards were excluded from the number of reported diluted outstanding shares for the fourth quarter of 2017 because the Company reported a net loss for the fourth quarter of 2017 and their inclusion would be anti-dilutive. However, because the company’s adjusted net income for the fourth quarter of 2017, as calculated in the table above, was positive, inclusion of outstanding equity awards would not be anti-dilutive. Therefore, the company has adjusted the diluted shares outstanding for the fourth quarter of 2017 to include equity awards as set forth below so the calculation of adjusted diluted EPS is not overstated for the fourth quarter of 2017 and such number is comparable to adjusted diluted EPS for the prior year period.

	Three Months Ended
	12/31/2017	12/31/2016
	(in millions)
Diluted shares outstanding, as reported	72.9	86.0
Potential dilutive effect of outstanding equity grants	3.4	—

Diluted shares outstanding, as adjusted	76.3	86.0

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
	(per share)
Diluted (loss) earnings per share, as reported	$(0.87)	$1.16	$2.58	$3.02
Impact of adjusted shares outstanding	0.04	—	—	—

Diluted (loss) earnings per share using adjusted diluted shares outstanding	$(0.83)	$1.16	$2.58	$3.02

Expenses incurred responding to attacks on the company’s business model (1) (2)	0.01	0.02	0.06	0.14
Expenses related to regulatory inquiries (1) (2)	0.05	0.03	0.17	0.19
Expenses incurred for the recovery of re-audit expenses (1) (2)	—	—	—	0.04
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	0.16	0.13	0.58	0.52
China grant income (1) (2)	(0.10)	(0.06)	(0.61)	(0.40)
FTC Consent Order implementation (1) (2) (4)	0.01	0.06	0.21	0.12
Regulatory settlements (1) (2)	—	—	—	2.36
Arbitration award related to the re-audit (1) (2)	—	(0.35)	—	(0.34)
Contingent value rights revaluation (1) (2)	(0.01)	—	—	—
Income tax adjustments for above items (1) (2)	(0.02)	0.01	0.03	(0.80)
Provisional Tax Act Impact (5)	2.01	—	1.85	—

Diluted earnings per share, as adjusted (6)	$1.29	$1.00	$4.86	$4.85

(1)	Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the Company’s full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the Company’s year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods.

(2)	Excludes tax (benefit)/expense as follows:

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
	(in millions)
Expenses incurred responding to attacks on the company’s business model	(0.3)	$(0.1)	$(1.2)	$(3.0)
Expenses related to regulatory inquiries	(1.3)	(0.2)	(4.7)	(5.5)
Expenses incurred for the recovery of re-audit expenses		—	—	(1.0)
Non-cash interest expense and amortization of non-cash issuance costs	(1.1)	(1.8)	—	—
China grant income	2.0	1.4	14.6	9.8
FTC Consent Order Implementation	(0.4)	(1.4)	(6.0)	(3.6)
Regulatory settlements	—	(1.3)	—	(70.0)
Arbitration award related to the re-audit	—	3.9	—	3.9
Contingent Value Rights revaluation	—	—	—

Total income tax adjustments (6)	$(1.2)	$0.5	$2.6	$(69.4)

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
	(per share)
Expenses incurred responding to attacks on the company’s business model	$—	$—	$(0.01)	$(0.03)
Expenses related to regulatory inquiries	(0.02)	—	(0.06)	(0.06)
Expenses incurred for the recovery of re-audit expenses	—	—	—	(0.01)
Non-cash interest expense and amortization of non-cash issuance costs	(0.01)	(0.02)	—	—
China grant income	0.03	0.02	0.18	0.11
FTC Consent Order Implementation	(0.01)	(0.02)	(0.07)	(0.04)
Regulatory settlements	—	(0.02)	—	(0.81)
Arbitration award related to the re-audit	—	0.05	—	0.05

Total income tax adjustments (6)	$(0.02)	$0.01	$0.03	$(0.80)

(3)	Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(4)	Includes $3.0 million of product discounts related to preferred member conversions for the twelve months ended December 31, 2017.
(5)	Relates to the estimated income tax effect of the Tax Cuts and Jobs Act on the Company’s Consolidated Financial Statements as of December 31, 2017 as discussed in Note 12, Income Taxes, to the Consolidated Financial Statements included in the annual report on form 10-K for the year ended December 31, 2017.
(6)	Amounts may not total due to rounding.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance for certain items.

	Three Months Ending	Twelve Months Ending
	March 31, 2018	December 31, 2018
Diluted EPS Guidance (1)	$0.70 - $0.90	$3.82 - $4.22
Non-cash interest expense and amortization of non-cash issuance costs (2)	0.17	0.66
Expenses related to regulatory inquiries (3)	0.04	0.16
Income tax adjustments for above items (4)	(0.01)	(0.04)

Adjusted diluted EPS guidance (5)	$0.90 - $1.10	$4.60 - $5.00

(1)	Excludes any future potential ongoing tax effects from the exercise of equity awards that could impact the Company’s tax rate due to the updated stock compensation accounting standard, any future contingent value rights revaluation, any impact of potential Venezuela currency devaluations, benefits from future potential China grants, as well as any impact of the China Growth and Impact Investment Fund.
(2)	Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(3)	Excludes tax impact of $0.9 million and $3.4 million for the three months ending March 31, 2018 and the twelve months ending December 31, 2018, respectively.
(4)	The individual tax impact of footnote 3.
(5)	Amounts may not total due to rounding.